                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              CSS INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              CSS INDUSTRIES, INC.


                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                          ----------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------


         The 1997 Annual Meeting of Stockholders of CSS Industries, Inc. (the "Company") will be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, PA 19103 on Tuesday, May 6, 1997, at 9:30 a.m. local time, for the following purposes:

                  1.       To elect a board of eleven directors;

                  2. To consider approval of an amendment to the 1994 Equity Compensation Plan; and

                  3. To transact such other business as may properly come before the meeting and at any adjournments thereof.

         The board of directors has fixed March 10, 1997 as the record date for the meeting. Accordingly, only stockholders of record at the close of business on such date will be entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. A list of the stockholders of the Company entitled to vote at the meeting will be available for inspection at the Company's offices during normal business hours by any stockholder for the ten days prior to the meeting.

                                             By order of the board of directors,


                                             STEPHEN V. DUBIN
                                             Secretary

Philadelphia, Pennsylvania
March 28, 1997




 Regardless of whether or not you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided.

                              CSS INDUSTRIES, INC.
                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                                 ---------------

                                 PROXY STATEMENT
                       1997 Annual Meeting of Stockholders

                                 ---------------

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of CSS Industries, Inc. ("CSS" or the "Company") for use at the 1997 annual meeting of stockholders of the Company (the "Meeting") to be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, Pennsylvania 19103 on Tuesday, May 6, 1997, at 9:30 a.m. local time, and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is March 28, 1997.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers, directors or employees of the Company or its subsidiaries who will not be specially compensated for such services. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in that regard.

         Arthur Andersen LLP served as the Company's independent public accountants for 1996 and has been selected to serve as the Company's independent public accountants in 1997. The Company has requested that a representative of Arthur Andersen LLP attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholders' questions.


                              VOTING AT THE MEETING

         Stockholders of record at the close of business on March 10, 1997 are entitled to vote at the Meeting. As of that date, there were outstanding 10,804,997 shares of common stock, par value $.10 per share ("Common Stock"), of the Company. Each share of Common Stock is entitled to one vote on all matters.

         The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the Meeting. The affirmative vote of the holders of a majority of the shares, present in person or represented by proxy, entitled to vote at the Meeting is required to approve the adoption of an amendment (the "Plan Amendment") to the 1994 Equity Compensation Plan (the "1994 Plan") or to take action with respect to any other matter that may properly be brought before the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the Meeting in accordance with each stockholder's direction. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve the adoption of the Plan Amendment (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve the adoption of the Plan Amendment will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors but not with respect to the proposal to approve the Plan Amendment. A failure by brokers to vote those shares will have no effect on the outcome of the proposal to approve the adoption of the Plan Amendment because such shares will not be considered shares present and entitled to vote with respect to such matters.

         Proxies may be revoked at any time prior to the time that the vote is taken at the Meeting. Proxies may be revoked by filing with the Secretary of the Company a written revocation or another form of proxy bearing a date later than the date of the proxy previously furnished. A proxy may also be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting.

                             CSS SECURITY OWNERSHIP

The following table sets forth certain information (as of March 10, 1997, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group.

                                                                                    Number
                                                                                   of Shares      Percent
                                                                                 Beneficially         of
                             Beneficial Owner                                       Owned(1)       Class(2)
                             ----------------                                       --------       --------
Fenimore Asset Management, Inc.............................................       622,725(3)          5.8%
Nicholas Company, Inc......................................................       701,700(4)          6.5%
T. Rowe Price Associates, Inc..............................................       825,200(5)          7.6%
James G. Baxter............................................................       199,006(6)          1.8%
Willard M. Bright..........................................................        14,400(7)            *
James H. Bromley...........................................................       424,148(8)          3.9%
John R. Bunting, Jr........................................................        15,200(9)            *
Stephen V. Dubin...........................................................       319,775(10)         3.0%
Jack Farber................................................................     3,164,480(11)        29.3%
Richard G. Gilmore.........................................................        16,000(7)            *
Leonard E. Grossman........................................................       229,282(12)         2.1%
James E. Ksansnak..........................................................        15,200(7)            *
Michael L. Sanyour.........................................................        14,077(7)            *
William C. Warren..........................................................        48,030(7)            *
Richard D. Barton..........................................................        26,803(13)           *
John A. Pinti..............................................................        31,250(14)           *
All current directors and executive officers of the Company as a group 16
persons, including the individuals named above)............................     4,569,570(11)(15)    42.3%

(1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 10, 1997 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) Percentage calculated with reference to an aggregate of 10,804,997 shares of Common Stock outstanding at March 10, 1997. Percentages of less than 1% have not been indicated.

(3) This information is as of December 31, 1996 and is based upon Amendment 1 to Schedule 13G, dated January 22, 1997, filed with the Securities and Exchange Commission by Fenimore Asset Management, Inc., which is located at 118 N. Grand Street, Box 310, Cobleskill, NY 12043.

(4) This information is as of December 31, 1996 and is based upon Amendment 1 to Schedule 13G, dated February 6, 1997, filed with the Securities and Exchange Commission by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas. These filers are located at 700 North Water Street, Milwaukee, WI 53202.

(5) This information is as of December 31, 1996 and is based upon Amendment 4 to Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. ("Price Associates") which is located at 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. The T. Rowe Small Cap Value Fund owns 699,000 (6.5% of Class) of these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) The shares shown in the table include options to purchase 37,500 shares of Common Stock granted under the CSS 1985 Incentive Stock Option Plan, as amended (the "1985 Plan") and options to purchase 30,000 shares of Common Stock granted under the 1994 Plan.

(7) The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the CSS 1991 Stock Option Plan for Non-Employee Directors (the "1991 Plan").

(8) The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1985 Plan and options to purchase 7,500 shares of Common Stock under the 1994 Plan. At March 10, 1997, Mr. Bromley also owned 35,000 shares of Class B common stock of Rapidforms, Inc. ("Rapidforms"), a subsidiary of the Company, which shares represent 50% of such class of stock, 4% of the overall capital stock and 1% of the aggregate voting rights in the election of directors of such subsidiary.

(9) The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1991 Plan. Mr. Bunting shares the power to vote and to direct disposition of 400 shares included in this table.

(10) The shares shown in the table include options to purchase 37,500 shares of Common Stock granted under the 1985 Plan and options to purchase 18,750 shares of Common Stock granted under the 1994 Plan.

(11) The shares shown in the table do not include 74,028 shares held by Mr. Farber's wife, as to which Mr. Farber disclaims beneficial ownership. In addition to the shares of the Company's capital stock directly owned by Mr. Farber and his wife, the Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers and directors of the Company are officers and directors (the "Farber Foundation") and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director (the "Farber Family Foundation") own 92,784 and 184,000 shares of Common Stock, respectively. The beneficial ownership of shares by Mr. Farber shown in the table does not include shares of Common Stock held by the Farber Foundation or Farber Family

         Foundation, as to which Mr. Farber and the directors and officers of the Company who are members, directors or officers of the foundations disclaim beneficial ownership.

(12) The table does not include 6,000 shares of Common Stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership. The shares shown in the table include options to purchase 10,000 shares of Common Stock granted under the 1991 Plan.

(13) The shares shown in the table include options to purchase 22,500 shares of Common Stock granted under the 1985 Plan and options to purchase 3,750 shares of Common Shares granted under the 1994 Plan.

(14) The shares shown in the table include options to purchase 15,000 shares of Common Stock granted under the 1985 Plan and options to purchase 11,250 shares of Common Stock granted under the 1994 Plan.

(15) The table reflects beneficial ownership of a total of 295,750 shares of Common Stock pursuant to stock options granted under the 1985 Plan, the 1991 Plan and the 1994 Plan.


                              ELECTION OF DIRECTORS

         The Company's board of directors currently has eleven members. Directors are to be elected by a plurality of the votes cast to hold office for a term of one year and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of the Company with terms expiring in 1997. All nominees have consented to be named and to serve if elected. Except as indicated below, the board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board of directors may decide to reduce the number of directors.

         The board of directors recommends a vote FOR the election of all nominees.

         The following paragraphs set forth certain information regarding each of the eleven nominees for directors, the positions and offices with the Company or its subsidiaries held by each, the year he was first elected a director of the Company, a brief account of his principal occupations during the past five years, certain directorships held by him, and his age.


James G. Baxter...............Mr. Baxter has been President - Consumer Products
                              Group of the Company since November 1995 and Chief Financial Officer of the Company since 1986. From 1986 to November 1995 he also served as Vice President - Finance of the Company. Mr. Baxter has been a director of the Company since November 1995. Age: 49.

Willard M. Bright.............Mr. Bright has been an independent consultant since 1996. He has been a director of ZOLL Medical Corporation, a health care product company, since 1983. From 1983 to 1996 he also served as Chairman of ZOLL Medical Corporation. He is also a director of Macrochem Corporation. He has been a director of the Company since 1976. Age: 83.

James H. Bromley..............Mr. Bromley has been Chairman of the Company's
                              Direct Mail Business Products Group and Vice
                              Chairman of Rapidforms, a subsidiary of the Company, since September 1996. From May 1996 to September 1996, he served as President of the Company's Direct Mail Business Products Group. He served as President of Rapidforms from 1979 to September 1996, and its Chief Executive Officer from 1987 to September 1996. He has been a director of the Company since 1989. Age: 58.

John R. Bunting, Jr...........Mr. Bunting has been Chairman of Bunting-Rubinsohn
                              Associates, Inc./John R. Bunting, Inc., financial management consultants, since 1980. He has also been Chairman of B.R. Parking Corp. since 1982. He has been a director of the Company since 1966.
                              Age: 71.

Stephen V. Dubin..............Mr. Dubin has been Senior Vice President - Law and
                              Human Resources since May 1996 and Secretary and General Counsel of the Company since 1978. From 1978 to May 1996, he also served as a Vice President of the Company. He has been a director of the Company since November 1995. Age: 58.

Jack Farber...................Mr. Farber has been Chairman, President and Chief
                              Executive Officer of the Company since 1979. He is also a director of Hunt Manufacturing Company and Pennsylvania Real Estate Investment Trust. Mr. Farber has been a director of the Company since 1978. Age: 63.

Richard G. Gilmore............Mr. Gilmore has been an independent consultant since 1991. He was Senior Vice President and Chief Financial Officer of Philadelphia Electric Company from 1986 to 1991. He is also a director of Philadelphia Electric Company and nineteen mutual funds sponsored by Legg Mason Wood Walker, Inc. and subsidiaries. Mr. Gilmore has been a director of the Company since 1984. Age: 69.

Leonard E. Grossman...........Mr. Grossman has been a private investor since
                              1989. He was Chairman and Chief Executive Officer of TAB Electric Supply Co., Inc., an electrical equipment and supplies distributor from 1984 to 1989. Mr. Grossman has been a director of the Company since 1982. Age: 62.

James E. Ksansnak.............Mr. Ksansnak has been Chief Financial Officer of
                              ARAMARK Corporation, a service management company, since 1987. He has been an Executive Vice President of ARAMARK Corporation since 1991. He is also a director of Advanta Corp. and Roy F. Weston, Inc. Mr. Ksansnak has been a director of the Company since 1988. Age: 57.

Michael L. Sanyour............Mr. Sanyour has been a Principal of CMS Companies, a financial services and insurance concern, since 1987. He has been a director of the Company since 1980. Age: 66.

William C. Warren.............Mr. Warren is Dean Emeritus and Kent Professor of
                              Law Emeritus of Columbia University Law School. He is Counsel to Roberts & Holland, a law firm. He is also a director of Barnwell Industries, Inc. and Sterling Bancorp. Mr. Warren has been a director of the Company since 1973. Age: 87.


General Information Regarding the CSS Board of Directors and its Committees.

         The board of directors of the Company held six meetings in 1996. The by-laws of the Company provide that the board of directors, by resolution adopted by a majority of the entire board, may designate an Executive Committee and other committees, each of which shall consist of three or more directors. The board of directors annually elects from its members the Executive, Audit, and Human Resources Committees. The employee members of the Board of Directors serve as members of the stock option committee under the 1991 Plan and the CSS 1995 Stock Option Plan for Non-Employee Directors, as amended ("1995 Plan"). The Company has no nominating committee. Each director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he served in 1996.

         The Executive Committee is composed of Messrs. Farber, Bunting and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in the business and affairs of the Company with certain exceptions. The Executive Committee is intended to serve in the event that action must be taken by the board of directors at a time when convening a meeting of the entire board is not feasible. The Executive Committee acted five times by unanimous consent in 1996.

         The Audit Committee of the board of directors, which consists of Messrs. Bunting, Gilmore, Grossman and Ksansnak, held two meetings during 1996. It meets with the Company's independent accountants to review the scope of audit procedures, the Company's accounting procedures and controls, and any non-audit engagement.

         The Human Resources Committee (the "H.R. Committee"), which performs functions that include those normally performed by a compensation committee, and which consists of Messrs. Bright, Ksansnak and Warren, held two meetings and acted six times by unanimous consent in 1996. No member of the H.R. Committee is a former or current officer or employee of the Company or any of its subsidiaries. The H.R. Committee is responsible for developing and administering the Company's executive compensation policies, plans and programs. In addition, the H.R. Committee (1) determines on an annual basis the compensation to be paid to the Chairman, President and Chief Executive Officer of the Company, (2) determines the appropriate level of compensation for the Company's corporate level executive officers and certain other senior corporate level management personnel following receipt of the recommendations of the Chairman, President and Chief Executive Officer of the Company, (3) reviews decisions by the executive committee or executive compensation committee of the boards of directors of the Company's principal operating subsidiaries as to the compensation of the chief executive officers of such subsidiaries, and (4) makes grants and has general administrative authority under the Company's general administrative authority under the 1994 Plan.

         The employee members of the board of directors, exercising general administrative authority under the 1991 Plan and the 1995 Plan, acted once by unanimous consent during 1996.

         Each director of the Company who is not a full time employee of the Company or its subsidiaries receives a fee of $12,000 per annum, plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and will be entitled to participate in the 1995 Plan. The 1995 Plan succeeded the 1991 Plan and provides for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of Common Stock to each of the non-employee directors of the Company as of the last business day of November in each year, covering 1996 through 2000. In accordance with the terms of the 1995 Plan, each of the non-employee directors of CSS received an automatic grant of additional options to purchase 4,000 shares of Common Stock on November 29, 1996 at an exercise price of $24.125 per share.


           APPROVAL OF AMENDMENT TO THE 1994 EQUITY COMPENSATION PLAN

Proposal

         At the Meeting, a proposal will be presented to the stockholders to approve the adoption of the Plan Amendment. On January 21, 1997 the Company's board of directors adopted the Plan Amendment, subject to its approval by the Company's stockholders.

         Under the proposal, the Plan Amendment will increase the number of shares of Common Stock of the Company available for issuance or transfer under the 1994 Plan by 1,000,000 shares (subject to adjustment for any changes in the capital stock) from 1,000,000 to 2,000,000 shares. Currently, the options to purchase substantially all of the 1,000,000 shares of Common Stock of the Company available for issuance under the 1994 Plan have been granted. The purpose of the Amendment is to continue to provide an incentive to corporate officers and key managerial employees of the Company and of its subsidiaries to acquire a proprietary interest in the Company and enable the Company and its subsidiaries to attract and retain such officers and key personnel.

Vote Required for Approval

         Approval of the Amendment requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Meeting. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the Meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

         The board of directors unanimously recommends a vote FOR the proposal.

Description of the 1994 Plan

         General. The 1994 Plan provides for the grant of stock options, stock appreciation rights ("SARs"), restricted stock grants or any combination thereof to officers and other employees of the Company and its subsidiaries at the discretion of the H.R. Committee. Employees will be designated from time to time by the H.R. Committee for grants under the 1994 Plan based upon their position and value to the Company and its subsidiaries. The 1994 Plan was created to promote the interests of the Company by providing incentives to officers and employees of the Company and its subsidiaries, to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company, and thus, more closely link the interests of such officers and employees to the interests of the Company's stockholders.

          Subject to adjustment in certain circumstances as discussed below, the 1994 Plan presently authorizes up to 1,000,000 shares of Common Stock for issuance pursuant to the terms of the 1994 Plan. This amount would be increased to 2,000,000 shares of Common Stock if the Plan Amendment is adopted. If and to the extent options granted under the 1994 Plan terminate, expire or are canceled without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award again will be available for purposes of the 1994 Plan. There are currently 10,804,997 shares of Common Stock outstanding and 1,175,500 additional shares of Common Stock reserved for issuance pursuant to outstanding options to purchase Common Stock.

         Administration of the 1994 Plan. The 1994 Plan is administered and interpreted by the H.R. Committee, which consists of not less than three persons appointed by the board of directors from among its members, all of whom are "disinterested persons" as defined by Rule 16b-3 under the Exchange Act and all of whom are "outside directors" as defined under section 162(m) of the Code and related Treasury regulations. After receiving recommendations from management of the Company, the H.R. Committee has the sole authority to determine (i) the employees to whom stock options and/or SARs and/or restricted stock grants (collectively, "Grants") are to be granted under the 1994 Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants are to be made and the duration of the exercise or restriction period,
(iv) any restriction on resale applicable to the shares to be issued or transferred pursuant to the Grant and (v) any other matters arising under the 1994 Plan.

         Grants. All Grants are subject to the terms and conditions set forth in the 1994 Plan and to those other terms and conditions consistent with the 1994 Plan as the H.R. Committee deems appropriate and as are specified in writing (the "Grant Instrument") on behalf of the H.R. Committee to the designated individual. Grants under any section of the 1994 Plan need not be uniform as among the designated individuals receiving the same type of Grant.

         Eligibility for Participation. Officers and other employees of the Company and its subsidiaries are eligible to participate in the 1994 Plan ("Eligible Participants"). The H.R. Committee may, in its discretion, select the persons to receive Grants ("Grantees") from among the Eligible Participants and determine the number of shares of Common Stock subject to a particular Grant. The H.R. Committee may base its decision on the recommendations from the management of the Company or on such other factors as it shall deem appropriate. The number of Grantees may vary from year to year. As of March 10, 1997, the Company employed approximately 2,455 individuals who were eligible to participate in the 1994 Plan. As of March 10, 1997, incentive stock options to purchase 1,175,500 shares of Common Stock have been granted under the 1994 Plan but not exercised. No individual may receive Grants for more than 50% of the number of shares of Common Stock available for issuance under the 1994 Plan. Additional Grants of incentive stock options to purchase 192,500 shares of Common Stock were approved by the H.R. Committee on January 20, 1997, subject to approval of the Plan Amendment by the Stockholders of the Company.

         Stock Options. The H.R. Committee may grant options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, or so-called "non-qualified stock options" that are not intended to so qualify as ISOs ("NQSOs"), in accordance with the terms and conditions set forth in the 1994 Plan, or any combination of ISOs or NQSOs (collectively, "Stock Options").

         The option price per share of an ISO is the fair market value of a share of Common Stock on the date of Grant. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of Grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of Grant, with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs shall be treated as NQSOs. The option price per share of an NQSO is determined by the H.R. Committee, at its discretion, but unless approved by the board of directors of the Company, such option price cannot be less than the book value of a share of Common Stock on the date of Grant. The measure for fair market value is the closing price of the Common Stock on the New York Stock Exchange on the last day that the Common Stock was traded immediately preceding the date of Grant. The fair market value of the Common Stock on March 10, 1997 was $28.25 per share.

         The H.R. Committee determines the term of each Stock Option; provided, however, that in no event can such term exceed ten years from the date of Grant, and, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, such term may not exceed five years from the date of Grant. The vesting period for Stock Options commences on the date of Grant and ends on such date as is determined by the H.R. Committee, in its sole discretion, which is specified in the Grant Instrument. A Grantee may exercise a Stock Option by delivering notice of exercise to the Secretary of the Company with accompanying payment of the option price. The 1994 Plan, as amended, provides that the Grantee may pay the option price (i) in cash, (ii) with the consent of the H.R. Committee, in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price, (iii) with the consent of the H.R. Committee, in its sole discretion, with the proceeds of a promissory note payable by the Grantee to the Company and issued pursuant to a loan program established by the H.R. Committee and bearing interest at a rate not less than the applicable federal rate prescribed by section 1274 of the Code, or (iv) with a combination of (i), (ii) or (iii). The Grantee must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such Stock Option exercise. Shares of Common Stock are not to be issued or transferred upon any purported exercise of the Stock Option until the option price and the withholding obligation are fully paid.

         Restricted Stock Grants. The H.R. Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 1994 Plan. Shares of Common Stock issued pursuant to a Restricted Stock Grant are issued for or in consideration of cash or services rendered having a value, as determined by the H.R. Committee, at least equal to the par value thereof. The Grant Instrument may provide for a period during which the Grant will remain subject to certain restrictions including restrictions on transferability (the "Restriction Period"). During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. If a Grantee's employment terminates during the Restriction Period, the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the H.R. Committee may determine as to any or all Restricted Grants that all restrictions will lapse under such other circumstances as it deems appropriate.

         Stock Appreciation Rights. The H.R. Committee may grant SARs to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option. In the case of a NQSO, such rights may be granted either at or after the time the Stock Option is granted. In the case of an ISO, such rights may be granted only at the time the Stock Option is granted. The SARs granted to a Grantee which are exercisable during any given period of time may not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon a Grantee's exercise of some or all of his SARs, the Grantee receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof, as determined by the H.R. Committee. The stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR. The 1994 Plan provides that the exercise price of an SAR is
(i) the option price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of grant of such SAR, if the SAR is granted after the Stock Option and the option price under (i) would result in the disallowance of the Company's expense deduction upon exercise of the SAR under Section 162(m) of the Code. An SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

         Loan Program. On July 22, 1996, the H. R. Committee instituted a loan program under the 1994 Plan. The loan program presently permits up to 75% of the payment due upon exercise of a stock option to be paid on a deferred basis, payable on the earliest to occur of termination of the Grantee's employment, sale of the underlying shares of Common Stock purchased upon exercise, or three years from the date of a promissory note evidencing the deferred payment. The underlying shares of the Common Stock purchased upon exercise of such a stock option are required to be pledged and serve as collateral for payment of the promissory note. The interest rate payable on the promissory note is the then minimum rate of interest required pursuant to Section 1274 of the Code. Interest is payable simultaneously with any required payment of principal. The pledged shares of Common Stock may be used to pay the option price upon a further exercise of a stock option under the 1994 Plan, subject to certain conditions that must be satisfied.

         Amendment and Termination of the 1994 Plan. The board of directors of the Company may amend or terminate the 1994 Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Eligible Participants under the 1994 Plan, increases the aggregate number of shares of Common Stock that may be issued or transferred under the 1994 Plan, increases the maximum number of shares of Common Stock for which any Grantee may be granted options under the 1994 Plan, materially modifies the requirements as to eligibility for participation or modifies the provisions for determining fair market value of a share of Common Stock will be subject to approval by the stockholders of the Company and approval by the H.R. Committee. The 1994 Plan will terminate on November 15, 2004 unless terminated earlier by the board of directors of the Company, although options granted under the 1994 Plan prior to its termination will remain outstanding until exercised or the end of the term of such options.

         Amendment and Termination of Outstanding Grants. A termination or amendment of the 1994 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Grantee consents; provided, however, that the H.R. Committee may (i) revoke any Grant if it is contrary to applicable law or (ii) modify any Grant to bring it into compliance with any then applicable government regulation. The termination of the 1994 Plan will not impair the power and authority of the H.R. Committee with respect to outstanding Grants.

         Certain Corporate Changes. If the Company sells all or substantially all its assets, is dissolved or liquidated or is not the surviving corporation in a merger or consolidation, then, at least ten days prior to such event, the Company must give each Grantee with outstanding Grants notice of such event and must indicate in such notice one of the following determinations made in the exercise of the sole and absolute discretion of the H.R. Committee, which determination is binding on the Grantee: (i) the Grantee will have the right within ten days after such notice is sent by the Company to exercise in full any installments of Grants not previously exercised (whether or not the right to exercise such installments has become vested), and any such installments not so exercised will thereafter lapse and be of no further force or effect; (ii) the Grantee will receive new Grants in substitution for any outstanding Grants under the terms set forth in such notice; or (iii) any successor to the Company will assume any then unexpired Grants in accordance with their terms. The H.R. Committee, in its sole discretion, will determine the nature of the notice to such Grantees. If the Company is to be the surviving corporation in a merger or consolidation, then, the H.R. Committee may, in its sole discretion, give each Grantee with outstanding Grants written notice of such event. If such notice is given, each such Grantee will have the right to exercise in full any installments such of Grants not previously exercised (whether or not the right to exercise such installments has become vested), within ten days after such notice is sent by the Company. Any installments of such Grants not so exercised will thereafter lapse and be of no further force or effect.

         Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to Grants under the 1994 Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

         There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the 1994 Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

          A Grantee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the Stock Option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A Grantee will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO provided that the Grantee does not dispose of such shares within two years from the date the ISO was granted and within one year after such shares were transferred to him. If the Grantee satisfies the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of the ISO. As a general rule, if a Grantee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held the shares prior to the disposition.

         A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a "substantial risk of forfeiture" for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferrable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time and the Company will be entitled to a deduction in the same amount. A Grantee may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In such event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes.

         The Grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the Grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes.

         Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the H.R. Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the 1994 Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants or lapse of restrictions on transfer. If acceptable to the H.R. Committee, Grantees may deliver Common Stock or cash in order to satisfy any such withholding obligations.

         Section 162(m) of the Code. The 1994 Plan is intended to qualify grants of Stock Options and SARs under the 1994 Plan as "performance-based compensation."

         Accounting Consequences. There is no charge to the income of the Company in connection with the grant or exercise of an option under the 1994 Plan as long as the exercise price is not below the market price on the date of grant. Earnings per share may be affected by the 1994 Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock. The earnings per share calculation reflects the potential dilutive effect, using the treasury stock method, assuming the exercise of outstanding stock options. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

         The fair market value on the date of a Restricted Stock Grant of Common Stock will be charged to the income of the Company as a compensation expense. The compensation expense will be recognized for accounting purposes ratably over the vesting period, if any, set forth in the Restricted Stock Grant.

         The assumed value of an SAR (generally, the excess of the market value of the underlying shares over the option price at the end of each accounting period) is treated as compensation expense that is accrued over the period that the SAR is outstanding. Deferred tax expense may also be created if the related tax deduction occurs in a period later than the one in which the compensation expense is recognized for accounting purposes.

         Additional grants of ISOs to purchase 192,500 shares of the Company's Common Stock were approved by the H.R. Committee on January 20, 1997, subject to approval of the Plan Amendment by the stockholders of the Company. Future benefits to be received by or allocated to Eligible Participants pursuant to the 1994 Plan are not presently determinable and are subject to the discretion of the H.R. Committee which selects Grantees from among the Eligible Participants and determines the number of shares of Common Stock subject to a particular Grant.


                            EXECUTIVE OFFICERS OF CSS

         Set forth below is certain information regarding each of the current executive officers of CSS. See "ELECTION OF DIRECTORS" for further information about Messrs. Farber, Dubin, Baxter and Bromley. Executive officers of CSS are elected annually by the board of directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal.

Jack Farber                   Mr. Farber has been Chairman, President and Chief
                              Executive Officer of CSS since 1979. Age: 63.

James G. Baxter               Mr. Baxter has been President - Consumer Products
                              Group of CSS since November 1995 and the Chief
                              Financial Officer of CSS since 1986. From 1986 to
                              November 1995 he was also Vice President - Finance of CSS. Age: 49.

Stephen V. Dubin              Mr. Dubin has been Senior Vice President-Law and
                              Human Resources since May 1996 and Secretary and
                              General Counsel of CSS since 1978. From 1978 to
                              May 1996, he was a Vice President of the Company.
                              Age: 58.


Clifford E. Pietrafitta       Mr. Pietrafitta has been Vice President - Finance
                              of CSS since November 1995 and Treasurer and Assistant Secretary of CSS since 1991. From 1989 to 1991 Mr. Pietrafitta was Director - Operational and Financial Controls with CSS. Age: 35.

James H. Bromley              Mr. Bromley has been Chairman of the Company's
                              Direct Mail Business Products Group and Vice
                              Chairman of Rapidforms, a subsidiary of the Company, since September 1996. From May 1996 to
                              September 1996, he served as President of the Company's Direct Mail Business Products Group. He served as President of Rapidforms from 1979 to September 1996 and its Chief Executive Officer from 1987 to September 1996. Age: 58.

Richard D. Barton             Mr. Barton has been President of The Paper Magic
                              Group, Inc. ("Paper Magic"), a subsidiary of CSS, since 1993. Since 1994 he has also served as Chief
                              Executive Officer of Paper Magic. From 1991 to
                              1993 Mr. Barton was Senior Vice President of
                              Newsbank, Inc., a private publisher of newspaper reference information on computer platforms. From
                              1990 to 1991 he was President of Hach Associates, a private supplier of educational products. Age:
                              49.

Marc A. English               Mr. English has been President and Chief Executive
                              Officer of Cleo Inc. ("Cleo"), a subsidiary of CSS, since CSS acquired Cleo in November 1995.
                              From June 1994 to November 1995 he was Senior Vice
                              President of Marketing for Cleo. From 1990 to June
                              1994 he was Senior Vice President of Marketing and
                              Sales of CPS Corp., a manufacturer and distributor of seasonal gift wrap. Age: 44.

Edward D. Muir                Mr. Muir has been President of the Direct Mail
                              Business Products Group of CSS and Chairman and
                              Chief Executive Officer of Rapidforms since
                              September 1996. From September 1987 to September
                              1996 he was President and Chief Executive Officer of Russell & Miller, Inc., a subsidiary of Rapidforms. Age: 39.

John A. Pinti                 Mr. Pinti has been President and Chief Executive
                              Officer of Berwick Industries, Inc. ("Berwick"), a subsidiary of CSS, since 1992. From 1990 to 1992 he was a Director of Business Reorganization
                              Services with Coopers & Lybrand. Age: 53.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company or its subsidiaries for the fiscal year ended December 31, 1996, as well as the total compensation earned by each such individual for the Company's two previous fiscal years.



                                                   SUMMARY COMPENSATION TABLE
                                                                                           Long Term
                                                      Annual Compensation                Compensation
                                                      -------------------                ------------
           Name                                                                           Securities
            and                                                                           Underlying              All Other
         Principal                                                                          Options            Compensation(1)
         Position                Year           Salary($)            Bonus($)                 (#)                   ($)
         ---------               ----           ---------            --------            -------------         ---------------

Jack Farber                      1996            375,000              695,800                  0                 80,865(2)
  Chairman, President            1995            337,000              380,160                  0                 64,258(2)
  and Chief Executive            1994            327,000              222,726                  0                 62,063(2)
  Officer of the
  Company

James G. Baxter                  1996            250,000              469,500                50,000              21,144
  President -                    1995            203,000              275,420                35,000              16,942
  Consumer Products              1994            192,000              135,355                10,000              24,397
  Group and Chief
  Financial Officer
  of the Company

Stephen V. Dubin                 1996            220,000              316,700                25,000              21,144
  Senior Vice                    1995            211,000              179,580                25,000              16,942
  President-Law                  1994            205,000               97,548                10,000              24,397
  and Human
  Resources, Secretary
  and General Counsel
  of  the Company

John A. Pinti(3)                 1996            300,000              140,495                15,000              24,706
  President and Chief            1995            300,000              150,000                     0               7,653
  Executive Officer of           1994            280,771              150,000                40,000               7,090
  Berwick

Richard D. Barton(4)             1996            220,000              129,866                15,000              22,235
  President and                  1995            205,021              102,841                     0               7,500
  Chief Executive                1994            185,614                    0                45,000                   0
  Officer
  of Paper Magic

----------------

(1) All of the operating subsidiaries have qualified profit sharing plans providing for discretionary contributions by such companies related to their financial performance. In addition, corporate level officers of the Company participate in the Rapidforms Profit Sharing Plan. In general, contributions to the profit sharing plans are based upon a percentage, determined by the board of directors of the applicable company, of the participant's compensation, not exceeding the applicable Internal Revenue Code maximum contribution base. Contributions vest under specified schedules requiring from six to seven years of service, and are paid to participants, along with earnings thereon, upon retirement or other separation from service or, in the case of one such plan, certain other events. The Company established an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP") effective January 25, 1994 to provide all corporate level officers of the Company (except Mr. Farber who has entered into the deferred compensation arrangements referred to below) additional retirement benefits. In addition, the Company has entered into supplemental retirement agreements with Messrs. Baxter and Dubin to provide them with certain deferred benefits upon death or retirement in lieu of certain benefits in the SERP. See "Supplemental Executive Retirement Benefits" below. The amounts shown in this column represent, for all of the years indicated, the contributions by the applicable company to a profit sharing plan and the SERP in respect of the named person and, in the case of Mr. Farber, to a profit sharing plan plus the deferred compensation arrangement referred to below.

 (2) Mr. Farber, as a result of being ineligible to participate in the profit sharing plan for employees of the Company, entered into a deferred compensation agreement with Philadelphia Industries, Inc. ("PII"), which was merged with and into the Company on January 21, 1993. This agreement was assumed by CSS and provides, upon retirement or other separation from service, the same contribution as participation in the Rapidforms Profit Sharing Plan and the SERP for the Company's corporate level officers would have provided. In 1993, Mr. Farber became eligible to and did participate in the Rapidforms Profit Sharing Plan. Mr. Farber was also provided with additional benefits under the deferred compensation agreement for earnings in excess of the applicable maximum contribution base under the Rapidforms Profit Sharing Plan. The obligation to Mr. Farber under the deferred compensation agreement has been accrued on the books of the Company and represents an unsecured debt of the Company. The amounts shown in this column represent, for all of the years indicated, the amount charged to CSS in respect of any profit sharing plan and the deferred compensation agreement.

(3) In connection with the acquisition of Berwick by the Company in May 1993, the Company assumed an employment agreement between Mr. Pinti and Berwick, as amended in May 1993. Under the provisions of the employment agreement, Mr. Pinti serves as President and Chief Executive Officer of Berwick and will receive $300,000 base salary per annum in 1997. Due to automatic renewal provisions, the employment agreement now expires January 31, 1998, unless further extended. Mr. Pinti also participates in an unfunded non-qualified Supplemental Executive Retirement Plan (the "Berwick SERP") which was established effective December 11, 1996 to provide all executive officers of Berwick additional retirement benefits. See "Supplemental Executive Retirement Benefits" below.

(4) Mr. Barton participates in an unfunded non-qualified Supplemental Executive Retirement Plan (the "Paper Magic SERP") which was established effective December 12, 1996 to provide all executive officers of Paper Magic additional retirement benefits. See "Supplemental Executive Retirement Benefits" below.


         No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

         The following table sets forth certain information regarding options granted by the Company or its subsidiaries to the chief executive officer and four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 1996.


                               Option Grant Table

                                                  Individual Grants
                           ------------------------------------------------------------

                              Number         Percent of                                      Potential Realizable Value at
                                of              Total                                        Assumed Annual Rates of Stock
                            Securities         Options                                          Price Appreciation for
                            Underlying         Granted         Exercise                              Option Term(2)
                              Options       to Employees        or Base                         -----------------------
                            Granted(1)        in Fiscal          Price       Expiration
          Name                  (#)             Year            ($/Sh)          Date             5%($)             10%($)
          ----               ---------       -----------       --------      ----------          -----             ------
Jack Farber . . . . . . .        0               --               --             --               --                 --
James G. Baxter . . . . .      50,000          10.7%            20.625         1/23/01          284,900            554,100
Stephen V. Dubin  . . . .      25,000           5.4%            20.625         1/23/01          142,450            277,050
John A. Pinti . . . . . .      15,000           3.2%            20.625         1/23/01           85,470            166,230
Richard D. Barton . . . .      15,000           3.2%            20.625         1/23/01           85,470            166,230

----------------

(1) The options indicated were granted under the 1994 Plan. Such options may not be exercised during the first year after their grant and thereafter may be exercised in installments to the extent of 25% of the number of shares covered during the second year and to the extent of an additional 25% of the number of shares covered during each of the next three subsequent years. However, the H.R. Committee may accelerate the period over which the options become exercisable. Such options are not exercisable after the expiration of five years from the date of option grant. See "Approval of Amendment to the 1994 Equity Compensation Plan" for a description of the 1994 Plan.

(2) The dollar amounts under these columns are the result of the 5% and 10% rates set by the rules promulgated by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. There can be no assurance that the dollar amounts reflected in these columns will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions, as well as the executive officer's continued employment through the vesting period.

         The table below sets forth certain information regarding options exercised during the fiscal year ended December 31, 1996 and the value of unexercised options at December 31, 1996 held by the five most highly compensated executive officers of the Company.


                              Option Exercise Table





                                                                         Number of Securities              Value of Unexercised
                             Shares                                     Underlying Unexercised            In-the-Money Options at
                            Acquired                              Options at December 31, 1996 (#)(2)      December 31, 1995 ($)
                               on               Value             -----------------------------------   ----------------------------
       Name                Exercise (#)      Realized ($)         Exercisable         Unexercisable     Exercisable    Unexercisable
       ----                ------------      ------------         -----------         -------------     -----------    -------------
Jack Farber...........          0                 -                   -                    -                -               -
James G. Baxter ......       25,992            193,316             36,250               88,750           346,719         637,656
Stephen V. Dubin .....       40,000            306,054             33,750               56,250           321,719         428,281
John A. Pinti.........        5,000             27,500             17,500               32,500           135,000         215,625
Richard D. Barton.....          0                 -                22,500               37,500           225,000         305,625

---------------------

(1) Options exercised relate to options to acquire Common Stock granted under the 1985 Plan, as adjusted to reflect the effect of the Stock Split in August 1993.

(2) Includes exercisable and unexercisable options to acquire Common Stock granted under the 1985 Plan, as adjusted to reflect the effect of the Stock Split in August 1993, and under the 1994 Plan.

Supplemental Executive Retirement Benefits

         Under applicable provisions of the Code, the Company is required to disregard an employee's annual compensation in excess of a specified dollar amount (subject to cost of living adjustments) in determining the profit-sharing plan contribution the Company makes on behalf of such employee under the Rapidforms, Inc. Profit Sharing Plan (the "Profit Sharing Plan"). The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") reduced this compensation limit from $235,840 in 1993 to $150,000 in 1994 and such limit remained at $150,000 in 1996. The Company established the SERP to provide additional retirement benefits to corporate level officers without regard to the compensation limit specified by the Internal Revenue Service.

         Under the SERP, all corporate level officers of the Company (except Mr. Farber) are entitled to have an amount credited for their benefit on the books of the Company equal to the difference between the amount that would have been contributed on the officer's behalf under the Profit Sharing Plan prior to OBRA '93 (calculated by using the percentage of compensation contributed for the year and the compensation limit prior to OBRA '93) and the amount that actually was contributed to the Profit Sharing Plan for the year on behalf of such officer. These amounts are adjusted to reflect earnings and losses based on the investment performance of the Profit Sharing Plan as if such amounts had been contributed to the Profit Sharing Plan at the time they were credited and were invested in the same manner as the employee's account under the Profit Sharing Plan. All amounts payable by the Company to any officer for whose benefit amounts have been credited represent an unsecured debt of the Company.

         Under agreements dated March 3, 1993, Messrs. Baxter and Dubin are eligible for certain unfunded non-qualified annual retirement benefits and death benefits which are in addition to the benefits to which they may be entitled under the Profit Sharing Plan and the SERP. Although the Company has no obligation to fund the benefits provided by those agreements, the Company has purchased life insurance policies to provide funding for such benefits. These additional retirement benefits are intended to compensate Messrs. Baxter and Dubin for the loss of benefits under the Profit Sharing Plan by reason of the pre-OBRA '93 limitations on the amount of compensation that may be considered in calculating contributions under the Profit Sharing Plan. Benefits are payable upon termination of active employment and are reduced if such termination occurs prior to age 65. A pre-retirement death benefit is also available under these agreements. The annual retirement benefit is a fixed annual payment for fifteen years. Assuming that Messrs. Baxter and Dubin continue employment with the Company until age 65, their annual benefits will be $130,987 and $58,123, respectively.

         Under the Berwick SERP and the Paper Magic SERP all officers of Berwick and Paper Magic and their subsidiaries in the United States are entitled to have an amount credited for their benefit on the books of the Company equal to product of (x) the percentage then used in deriving the dollar amount approved by the subsidiary's Board of Directors as the subsidiary's contribution to its 401(k) Retirement Plan (the "401(k) Plan") for such calendar year and (y) the difference between each such officer's total cash compensation for such calendar year and the dollar amount of the compensation limitation ($150,000 for 1996). These amounts are adjusted to reflect earnings and losses based on the investment performance of the 401(k) Plan as if such amounts had been contributed to the 401(k) Plan at the time they were credited and were invested in the same manner as the employee's account under the 401(k) Plan. All amounts payable by the Company to any officer for whose benefit amounts have been credited represent an unsecured debt of the Company.


                        HUMAN RESOURCES COMMITTEE REPORT

         The H.R. Committee is comprised of three independent non-employee directors. Under the H. R. Committee's supervision, compensation policies, plans and programs have been developed and implemented which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior management with those of its stockholders. The H.R. Committee also is responsible for the administration of grants that have been made under the 1985 Plan and administers and makes grants under the 1994 Plan. In furtherance of these goals, annual and longer term incentive compensation is provided to attract, retain, and reward senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities.

         The Company's compensation program for senior management is comprised of base salary, annual performance bonuses, longer term incentive compensation in the form of Stock Options, Restricted Stock Grants and SARs, benefits available generally to the Company's employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements to provide benefits in excess of those permitted to be paid under the profit sharing plans because of annual Internal Revenue Code contribution limitations. The "at risk" portion of the compensation program is significant relative to overall compensation.

         Base salary levels for the Company's executive officers are reviewed on an annual basis by the H.R. Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance. The H.R. Committee establishes salary levels for corporate level officers, while salary levels for the chief executive officers of the Company's principal operating subsidiaries other than Rapidforms are established by the executive committee of the boards of such subsidiaries, which consist of the chief executive officer of the Company, the chief financial officer of the Company and the chief executive officer of the respective operating subsidiary. The salary level for the chief executive officer of Rapidforms is set by the executive compensation committee of the board of Rapidforms, which consists of the chief executive officer of the Company and the chief executive officer of Rapidforms. The salary levels for the chief executive officers of the principal operating subsidiaries are subject to periodic review by the H.R. Committee.

         Annual incentive compensation is based upon the achievement of certain threshold and target levels of earnings by the operating subsidiaries, the achievement of a target level of fully diluted earnings per common share by the Company for corporate level executive officers, and the attainment of specifically defined individual goals and objectives. At the beginning of each year, performance goals are established for Rapidforms by the executive compensation committee of the board of Rapidforms and for Berwick, Paper Magic and Cleo by the executive committee of the respective boards of such subsidiaries (to be used in determining annual performance bonuses for the officers of each such subsidiary) and for the Company as a whole by the H.R. Committee (to be used in determining annual performance bonuses for corporate level officers). The formulae permit the executive compensation committee of the board of Rapidforms, the executive committee of the boards of the other three principal operating subsidiaries or the H.R. Committee, as applicable, discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of the performance goals, and discretion in allocating the bonus pool among participants.

         The H.R. Committee annually considers the desirability of granting to officers and other employees of the Company and the Company's principal operating subsidiaries stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong and direct link between the executive's accumulation of wealth and stockholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. In furtherance of this goal, the stock options and restricted stock grants made under the 1994 Plan are not registered with the Securities and Exchange Commission, although shares of restricted stock may be used, upon exercise of stock options, to pay the exercise price of the stock options. Individual grants of stock options under the 1994 Plan are based upon individual performance. The H.R. Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building profitability and shareholder value.

         Payments during 1996 to the Company's senior management under the various programs discussed above were made following consideration of Section 162(m) of the Code which became effective on January 1, 1994. Section 162(m) of the Code limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million qualifies as "performance-based compensation." Grants of Stock Options and SARs made under the 1994 Plan qualify as "performance-based compensation."

         In determining the compensation of Mr. Farber, the H.R. Committee has taken into consideration pay levels of chief executive officers of other companies of comparable size, his contributions to the profitable growth and increased return on equity of the Company over the past several years and Mr. Farber's overall management strengths and business acumen. The fully diluted earnings per share of Common Stock has increased at a compound rate of 41% over the last year, 29% over the last two years and 19% over the last five years. The return to stockholders as measured by the December 31 closing price of the Common Stock has increased 18% in 1996, increased at a 23% compound annual rate for the two years ended December 31, 1996 and increased at a 15% compound annual rate for the five years ended December 31, 1996. Mr. Farber's total annual compensation increased 43%, 36% and 17%, respectively, over the same periods.

                                      HUMAN RESOURCES COMMITTEE
                                      James E. Ksansnak, Chairman
                                      Willard M. Bright
                                      William C. Warren

Performance Graph

          The graph below compares the cumulative total stockholders' return on Common Stock for the period from January 1, 1992 through December 31, 1996, with
(i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index and (ii) the Standard and Poors Manufacturing-Diversified ("S&P Manufacturing") Index over the same period (assuming the investment of $100 in Common Stock, S&P 500 Index and S&P Manufacturing Index on January 1, 1992 and reinvestment of all dividends).

                      COMPARISON OF CUMULATIVE TOTAL RETURN
        ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS


     280|------------------------------------------------------------------|
        |                                                             #    |
        |                                                                  |
        |                                                                  |
     240|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                             &    |
D    200|-------------------------------------------------------------*----|
        |                                                #                 |
O       |                                                                  |
        |                                                *&                |
L    160|------------------------------------------------------------------|
        |                         *                                        |
L       |                                    #                             |
        |                         #          *                             |
A    120|-------------------------&----------&-----------------------------|
        |               *                                                  |
R       |   *&#         &#                                                 |
        |                                                                  |
S     80|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
      40|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1991      1992      1993        1994         1995        1996


  *=CSS INDS INC   &=S & P 500                      #=S & P Manufacturing

The Company previously used the Standard and Poors Conglomerate Index as a comparable industry index; but, during 1996, Standard and Poors discontinued publishing this index. The Company has instead selected the S&P Manufacturing Index as the appropriate comparable published industry index.

                              CERTAIN TRANSACTIONS


         In October 1995, the Company loaned James G. Baxter, a director and executive officer of the Company $180,000 at an interest rate of 6% per annum payable on demand and secured by a pledge of 7,942 shares of Common Stock of the Company owned by Mr. Baxter. The proceeds of the loan were used to pay taxes related to the exercise of stock options granted to Mr. Baxter under the 1985 Plan which were expiring in November 1995. On March 1, 1996, Mr. Baxter repaid $70,000 of this loan and on November 12, 1996 he repaid the balance.

         In November 1996, the Company loaned James E. Ksansnak, a director of the Company, $27,750 at an interest rate of 7% per annum payable on demand and secured by a pledge of 4,000 shares of Common Stock of the Company owned by Mr. Ksansnak. The proceeds of the loan were used to exercise stock options granted to Mr. Ksansnak under the 1991 Plan which were expiring in November 1996. In November 1996, the Company also loaned Richard G. Gilmore, a director of the Company $27,750 at an interest rate of 7% per annum payable on demand and secured by a pledge of 4,000 shares of Common Stock of the Company owned by Mr. Gilmore. The proceeds of the loan were used to exercise stock options granted to Mr. Gilmore under the 1991 Plan which were expiring in November 1996.


                        PROPOSALS FOR 1998 ANNUAL MEETING

         Consideration of certain matters is required at the annual meeting of stockholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, stockholders may present resolutions that are proper subjects for inclusion in the proxy statement and for consideration at the annual meeting by submitting their proposals to the Company on a timely basis. In order to be included for the 1998 annual meeting, resolutions must be received by November 28, 1997 and addressed to the Company's Secretary at the address set forth on the cover page of this proxy statement.

                                                CSS INDUSTRIES, INC.


                                                By:   Stephen V. Dubin,
                                                      Secretary

Philadelphia, Pennsylvania
March 28, 1997

         THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             CSS INDUSTRIES, INC.

   The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael L. Sanyour, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Locust Club of Philadelphia, 1614 Locust Street, Philadelphia, PA 19103, on Tuesday, May 6, 1997, at 9:30 a.m. (local time) and any adjournments thereof.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this Proxy will be voted "FOR ALL NOMINEES."

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND
          DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                          IN THE ENCLOSED ENVELOPE.

                            * FOLD AND DETACH HERE *

                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                             CSS INDUSTRIES, INC.

                       TUESDAY, MAY 6, 1997; 9:30 A.M.

                       THE LOCUST CLUB OF PHILADELPHIA
                              1614 LOCUST STREET
                          PHILADELPHIA, PENNSYLVANIA

                                    AGENDA

    1.    Declaration of quorum.
    2.    Proof of Notice of Meeting.
    3. Reading of the Minutes of the Annual Meeting of Stockholders held on May 7, 1996 or waiver thereof.
    4. Introduction of representative of independent public accountants - Arthur Andersen LLP.
    5.    Nomination and election of Directors.
    6.    Consideration of Amendment to 1994 Equity Compensation Plan.
    7.    Presiding Officer's remarks.
    8.    Stockholders' questions and responses.
    9.    Adjournment.

                                                              Please mark  _____
                                                             your votes as |   |
                                                              indicated in | X |
                                                              this example |___|


Item 1                                       FOR ALL          AUTHORITY WITHHELD
Election of the following                    NOMINEES          FOR ALL NOMINEES
nominees as Directors:                          _                   _
James G. Baxter,      Richard G. Gilmore,      |_|                 |_|
Willard M. Bright,    Leonard E. Grossman,
James H. Bromley,     James E. Ksansnak,
John R. Bunting, Jr., Michael L. Sanyour,
Stephen V. Dubin,     William C. Warren.
Jack Farber,

 Item 2                                  FOR  AGAINST ABSTAIN
 Approval of an Amendment to 1994         _      _       _
 Equity Compensation Plan                |_|    |_|     |_|

 The Board of Directors recommends
 a vote FOR the proposal.

The Board of Directors recommends a vote "FOR ALL NOMINEES."

Authority withheld for the following only:
(write the name(s) of the nominee(s) on the line below)
------------------------------------
                                             -----------------------------
                                                                         |
                                                                         |
                                                                         |
                                                                         |

Signature(s) _______________________________________ Date ___________________

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If Acting as executor, administrator, trudstee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name, and indicate title as duly authorized officer.)

                            * FOLD AND DETACH HERE *

                                                                       EXHIBIT A

                              CSS INDUSTRIES, INC.
                            EQUITY COMPENSATION PLAN
                            ------------------------
                          (as amended effective 5/7/96)


         The purpose of the Equity Compensation Plan (the "Plan") of CSS Industries, Inc. (the "Company") is to promote the interests of the Company by providing incentives to designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1.       Administration
         --------------

         The Plan shall be administered and interpreted by the Human Resources Committee of the Board of Directors (the "Committee") consisting of not less than three persons, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions and all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations. The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan; (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below); (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determination upon the recommendations of management of the Company.
 The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this Section shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

2.       Grants
         ------

         Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Non-Qualified Stock Options (as defined in
Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) and SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

3.       Shares Subject to the Plan
         --------------------------

         (a) The aggregate number of shares of the Common Stock, par value $.10 ("Common Stock"), of the Company that may be issued or transferred under the Plan is 1,000,000 shares, subject to adjustment pursuant to Section 3(b) below. The maximum aggregate number of shares of Company Stock that shall be subject to options or restricted stock grants under the Plan to any single individual shall be 50% of the aggregate number of shares specified in the preceding sentence. The shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised (including shares cancelled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

         (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from each adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than
 .500 down, in each case to the nearest whole number.

4.       Eligibility for Participation
         -----------------------------

         Officers and other employees of the Company or a Subsidiary Corporation shall be eligible to participate in the Plan (referred to individually as an "Eligible Participant" and collectively as "Eligible Participants"). The Committee shall select from among the Eligible Participants those who will receive Grants (referred to individually as "Grantee" and collectively as "Grantees") and shall determine the number of shares of Common Stock subject to each Grant. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5.       Stock Options
         -------------

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

         (b) Type of Option and Option Price.

                  (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("NonQualified Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and NonQualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. However, if the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under section 424(d) of the Code) who possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price per share of a Non-Qualified Stock Option shall be an amount determined by the Committee in the exercise of its discretion, but in no event shall such option price be less than the book value of a share of Common Stock on the date of grant unless an option price of less than such book value is approved by the Board of Directors of the Company.

                  (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

                           (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded either on the over-the-counter market or listed on Nasdaq National Market segment of the Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date immediately preceding the date in question as such price is reported by the NASDAQ system or any successor system. If there is no reported closing selling price for the Common Stock on the date immediately preceding the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

                           (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date immediately preceding the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date immediately preceding the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

                           (C) If the Common Stock is at the time neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Committee determines that the value as determined pursuant to Section 5(b) (2) (A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

         (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. However, if the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under Section 424(d) of the Code) who then possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the exercise period shall not exceed five years.

         (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse.

         (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Secretary of the Company, together with payment of the option price.

         (f)  Termination of Employment, Disability or Death.

                  (1) If a Grantee ceases to be an Eligible Participant for any reason other than either by reason of the death of such Grantee, the termination for cause of the Grantee's employment by the Company, or the Grantee's voluntary termination of his or her employment with the Company, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety days following the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than ninety days, as may be specified in the Grant Letter).

                  (2) In the event of a death of a Grantee while he or she is an Eligible Participant or within not more than ninety days following the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than ninety days, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the

         Grantee's personal representative at any time prior to the expiration of one hundred eighty days from the date of death, but in any event no later than the date of expiration of the option exercise period.

                  (3) If a Grantee ceases to be an Eligible Participant either by reason of termination of the Grantee's employment by the Company for cause or the Grantee's voluntary termination of such employment, any Stock Option which is otherwise exercisable by the Grantee shall terminate on the date of termination of employment with the Company.

         (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date immediately preceding the date of exercise equal to the option price (iii)* with the consent of the Committee in its sole discretion, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i), (ii) or (iii). The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

         (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

                  (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

                  (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

                  (3) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

                  (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6.       Restricted Stock Grants
         -----------------------

         The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

         (a) General Requirements. Shares of Common Stock issued pursuant to a Restricted Stock Grant will be issued for or in consideration for cash or services rendered having a value, as determined by the Committee, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

         (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

         (c) Requirement of Relationship with Company. If the Grantee's relations with the Company as an employee terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

         (e) Stockholder Rights. Except as provided in this Section 6, the Grantee shall have, with respect to shares of Common Stock issued pursuant to a Restricted Stock Grant, all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon.

7.       Stock Appreciation Rights
         -------------------------

         (a) General Provisions. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. The exercise price of each SAR shall be equal to (i) the exercise price or option price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of grant of such SARs (as determined in accordance with the valuation method set forth in Section 5(b)(2) hereof), but only in such circumstances where the SAR is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

         (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by the Stock Option shall terminate. Upon the exercise of any SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Common Stock.

         (c) Settlement Amount. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock (as determined in accordance with the valuation method set forth in Section 5 (b)(2) hereof),on the date of exercise of the SAR.

         (d) Settlement Election. Upon a Grantee's exercise of any SARs, the Grantee shall have the right to elect the portions of the settlement amount that the Grantee desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value (as determined in accordance with the valuation method set forth in Section 5 (b)(2) hereof), on the date of exercise of the SARs. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove a Grantee's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash if the Company does not or may not in the future have sufficient shares authorized for issuance. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (e) Exercise. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act.

8.       Transferability of Options and Grants
         -------------------------------------

         Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

9.       Certain Corporate Changes
         -------------------------

         (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants written notice of such event and shall indicate in such notice one of the following determinations by the Committee (which determination shall be made in the exercise of the sole and absolute discretion of the Committee and shall be binding on the Grantee): (i) the Grantee shall have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company, and any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect; or, (ii) the Grantee shall receive new Grants in substitution for any then unexpired Grants under terms set forth in such notice; or, (iii) any such successor to the Company shall assume any then unexpired Grants in accordance with their terms.

         (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole and absolute discretion, elect to give each Grantee with any outstanding Grants written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

10.      Stockholder Approval
         --------------------

         The Plan is subject to and no Options shall be exercisable hereunder until after approval of the Plan by holders of a majority of the shares of Common Stock present or represented by a proxy in a separate vote at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board of Directors.

11.      Approval By The Committee
         -------------------------

         The Plan is subject to and no Options or SARs shall be exercisable hereunder until after approval of the Plan and Grants by the Committee which is comprised solely of the then directors who are (i) not presently employees of the Company (or related entities); (ii) not former employees still receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (iii) not officers of the Company (or related entities) at any time; and (iv) not currently receiving compensation for personal services in any capacity other than as a director.

12.      Amendment and Termination of the Plan
         -------------------------------------

         (a) Amendment. The Board of Directors may amend or terminate the Plan at any time, subject to the following limitations:

         (1) the approval by the stockholders of the Company and approval by the Committee shall be required in respect or any amendment that (a) materially increases the benefits accruing to Eligible Participants under the Plan, (b) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (c) increases the maximum number of shares of Common Stock for which any Grantee may be granted options under the Plan, (d) materially modifies the requirements as to eligibility for participation in the Plan, or (e) modifies the provisions for determining the fair market value of a share of Common Stock; and

         (2) the Board of Directors shall not amend the Plan if such amendment would cause the Plan, any Grant or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) above or an extension of the periods during which an Incentive Stock Option may be exercised as set forth in Section 5(c) above.

         (b) Termination of the Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 19 below) unless earlier terminated by the Board of Directors.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 20(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

13.      Funding of the Plan
         -------------------

         The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.      Rights of Eligible Participants
         -------------------------------

         Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board of Directors, independent contractor, consultant or otherwise.

15.      Withholding of Taxes
         --------------------

         The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interest of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this Section to the satisfaction of the Committee.

16.      Agreements with Grantees
         ------------------------

         Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee may from time to time approve.

17.      Requirements for Issuance of Shares
         -----------------------------------

         No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent dispositions of the shares of Common Stock issued or transferred thereunder as is deemed necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18.      Headings
         --------

         The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a Section of the Plan, the content of the Section shall control.

19.      Effective Date
         --------------

         The provisions of the Plan shall be effective as of the date the Plan is adopted by the Board of Directors of the Company, subject to the approval of the Company's stockholders within twelve months of the effective date.

20.      Miscellaneous
         -------------

         (a) Substitute Grants. The Committee may make a Grant to an employee who was an employee of another corporation and became an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

         (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any then applicable government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.

         (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.


(*This Amendment shall be effective as of January 23, 1996, with respect to all options granted after such date.)

                                                                       EXHIBIT B

                                  EXCERPT FROM
                              CSS INDUSTRIES, INC.
                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                           ADOPTED ON JANUARY 21, 1997



         RESOLVED, that Section 3 of the CSS Industries, Inc. Equity Compensation Plan, as heretofore amended, ("Plan") be, and it hereby is, further amended to increase the maximum number of shares that may be issued or transferred under the Plan by striking the number "1,000,000" in the first sentence thereof and inserting the number "2,000,000" in place and stead thereof and that such amendment is directed to be submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders on May 6, 1997,